UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2010
Date of Report (Date of earliest event reported)

 STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-24015	54-1890464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20110 Ashbrook Place, Suite 130
Ashburn, VA 20147
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements in this Current Report on Form 8-K (including the exhibits filed herewith) that are not purely historical facts, including statements regarding SteelCloud, Inc.’s (the “Company”) beliefs, expectations, intentions or strategies for the future, may be forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the Company’s ability to obtain financing in the short term; general business conditions and the amount of growth in the computer industry and the general economy; competitive factors; ability to attract and retain key sales and management personnel; the price of the Company’s stock; and the risks and other factors set forth from time to time in the reports the Company files with the Securities and Exchange Commission (the “SEC”).  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

THE CLIPPER TRANSACTION

On July 2, 2010, the Company completed the closing of the private sale and issuance of $2,000,000 in new equity and debt securities to Clipper Investors LLC, an Illinois limited liability company (“Clipper”).  At the closing, the Company issued to Clipper (a) 450,000 shares (the “Clipper Preferred Shares”) of its Series A Convertible Preferred Stock (“Series A Preferred Stock”) for $2.00 per share, (b) warrants (the “Clipper Warrants”) to purchase 20,000,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) and (c) a convertible promissory note in the principal amount of $1,100,000 (the “Clipper Note”) (collectively, the “Clipper Transaction”).  The Company incurred no selling commissions in connection with the Clipper Transaction.  The net proceeds to the Company from the Clipper Transaction are approximately $1,920,000.

Preferred Stock and Warrant Purchase Agreement

In connection with the Clipper Transaction, on July 2, 2010, the Company entered into a Preferred Stock and Warrant Purchase Agreement (the “Clipper Preferred Stock Purchase Agreement”) with Clipper pursuant to which Clipper agreed to purchase the Clipper Preferred Shares and the Clipper Warrants for a total purchase price of $900,000.

In brief, the principal terms of the Series A Preferred Stock are as follows:

Dividends:  The holders of the Series A Preferred Stock are entitled to dividends, as follows:

(A) Quarterly dividends (“Preferred Dividends”) of 10% per annum, paid in cash, until such time as the amount of aggregate Contingent Preferred Dividends (described in paragraph (B) below) paid equals $3,000,000, at which time the quarterly 10% dividend shall terminate.

(B) Contingent quarterly dividends (“Contingent Preferred Dividends”), paid in cash, equal to 40% of the Company's net income for the past rolling four quarters (less the amount of Preferred Dividends payable as described in paragraph (A) above and paid hereunder for any of such quarters) in excess of $1,500,000, until the aggregate amount paid by the Company for such dividends equals $3,000,000.

In the event that the Company’s available cash is insufficient to pay the foregoing dividends, then payment shall be deferred until such time as Company cash is sufficient to make such payments.

Liquidation Preference: The Series A Preferred Stock has a liquidation preference equal to $3,000,000, less the amount of Contingent Preferred Dividends previously paid, plus any accrued but unpaid Preferred Dividends and thereafter participates in distributions with the Common Stock on an as-converted-to-Common-Stock basis.

Conversion: The Series A Preferred Stock is convertible into shares of Common Stock at an initial conversion rate equal to $0.10 per share, subject to proportional adjustment for stock splits, stock dividends, recapitalizations and like events.

Anti-dilution Protection: The Series A Preferred Stock has customary anti-dilution protection.

Voting Rights:  Each share of Series A Preferred Stock carries 200 votes, and votes with the Common Stock as a single class unless applicable law prohibits doing so.

Board of Directors:  The holders of all voting shares, that is, the Common Stock and the Series A Preferred Stock, voting as a single class, have the right to elect two directors to the Company’s board of directors (the “Board”), and the holders of the Series A Preferred Stock have the right to elect three directors to the Board.

Registration Rights: The holders of the Series A Preferred Stock hold customary registration rights including two demand registration rights and piggy-back registration rights.

Approval Rights: The approval of the holders of a majority of the Series A Preferred Stock voting as a separate class is required for certain actions of, and transactions by, the Company, including without limitation (a) issuing of any class of capital stock with rights equal to or greater than those held by the Series A Preferred Stock, (b) issuing stock or stock options to employees, consultants or directors of the Company, unless pursuant to a plan or arrangement approved by the Board, (c) changing the authorized number of shares of Series A Preferred Stock or (d) taking any action that would adversely affect the rights of the holders of the Series A Preferred Stock.

The Warrants are exercisable for Common Stock for five years at an exercise price of $0.14 per share.  The exercise price may be adjusted in the event of any stock dividend, stock split, stock combination, reclassification or similar transaction.

The Company granted Clipper piggyback registration rights and demand registration rights for (a) the Shares and (b) the Common Stock underlying the Warrants, pursuant to a Registration Rights Agreement, dated July 2, 2010, by and among the Company, Clipper and Caledonia Capital Corporation (the “Registration Rights Agreement”).

Further, as contemplated by the Clipper Preferred Stock Purchase Agreement, the Board reduced its size from seven directors to five.  Clipper and Caledonia Capital Corporation, as the holders of the Series A Preferred Stock, appointed three directors to the Board, as described below in Item 5.02, which is incorporated into this Item 1.01 by reference.

The Clipper Preferred Stock Purchase Agreement contains standard representations and warranties for a transaction of this type. The terms of the transaction were the result of arm’s length negotiations between the Company and Clipper.  Prior to the completion of the transaction, neither the Company nor any of its affiliates or officers, directors or their associates had any material relationship with Clipper, other than in respect of the applicable material definitive agreements and the transactions contemplated therein and related thereto.

The Company intends to use the proceeds from the sale and issuance of the Clipper Preferred Stock and the Clipper Warrants to finance its short- and mid-term growth plans, for operating expenses and for general corporate purposes.

Note Purchase Agreement

On July 2, 2010, in connection with the Clipper Transaction, the Company entered into a Note Purchase Agreement (the “Clipper Note Purchase Agreement”) with Clipper pursuant to which Clipper agreed to lend to the Company $1,100,000 in the form of a secured convertible promissory note (the “Clipper Note”) which was issued on July 2, 2010 (the “Issuance Date”). The Clipper Note bears interest at a rate of 12% per annum, with interest payable in monthly installments commencing July 31, 2010.  The principal amount of the Clipper Note is due and payable in full on the maturity date, which is July 2, 2013. There are no penalties for prepayment of the Clipper Note.

In the event that any installment of principal due under the Clipper Note is not received by the Lender within ten (10) days after the date when the same is due, then the Company shall be required to pay interest at the default rate of 18.0% per annum.

Pursuant to the Clipper Note Purchase Agreement and the Clipper Note, the Company’s obligations thereunder are secured by a first priority lien on all of the Company’s assets, subject to an Intercreditor Agreement with Caledonia Capital Corporation described below.

The Clipper Note provides that Clipper shall have the right at any time to convert all, or any part, of the outstanding balance due thereunder into Common Stock at a conversion price of $0.10 per share (subject to adjustments in certain instances).  Pursuant to the Registration Rights Agreement, the Company granted Clipper piggyback registration rights and demand registration rights for the shares of Common Stock issuable upon conversion of the Clipper Note.

The Clipper Note Purchase Agreement contains standard representations and warranties for a transaction of this type. The terms of the Clipper Note Purchase Agreement and the Clipper Note were the result of arm’s length negotiations between the Company and Clipper. Prior to the completion of the transaction, neither the Company nor any of its affiliates or officers, directors or their associates had any material relationship with Clipper, other than in respect of the applicable material definitive agreements and the transactions contemplated therein and related thereto.

The Company intends to use the proceeds from the sale and issuance of the Clipper Note to finance its short- and mid-term growth plans, for operating expenses and for general corporate purposes.

Lease Termination Receivable Purchase

On June 30, 2010, the Company settled its remaining obligations with respect to the lease of its facility located at 13960-13964 Park Center Road, Herndon, Virginia 20171 by entering into a Lease Termination Agreement (the “Lease Termination Agreement”) with the landlord, OTR, an Ohio general partnership, acting as the duly authorized nominee of the Board of the State Teachers Retirement System of Ohio (“OTR”).  Under the Lease Termination Agreement, the Company became obligated to pay $313,654.87 to OTR (the “Settlement Receivable”), and waived and released its interest in its security deposit of 96,865.00, in complete satisfaction of its obligations under the lease.

On July 1, 2010, Clipper entered into a Receivable Purchase Agreement with OTR (the “Receivable Purchase Agreement”), pursuant to which Clipper purchased all of OTR’s rights with respect to the Settlement Receivable from OTR for $170,000.

On July 1, 2010, in connection with the closing of the transactions under the Clipper Preferred Stock Purchase Agreement and the Clipper Note Purchase Agreement, Clipper entered into a letter agreement with the Company (the “Letter Agreement”), pursuant to which Clipper, as the new owner of the Settlement Receivable, agreed to accept $170,000 in complete satisfaction of the Settlement Receivable.  As a result of the Company’s entry into the Letter Agreement, the Settlement Receivable has been paid in full, although the Company remains responsible for indemnification obligations as set forth in the Lease Termination Agreement and the Letter Agreement

The foregoing summary of the terms of the Clipper Transaction and the various agreements and instruments executed in connection therewith is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report.

THE CALEDONIA TRANSACTION

On July 2, 2010, concurrently with the closing the Clipper Transaction, the Company completed the closing of an exchange of Common Shares held by Caledonia Capital Corporation (“Caledonia”) for Series A Preferred Stock and the modification of secured indebtedness owed to Caledonia, as more fully described below (collectively, the “Caledonia Transaction”).

Caledonia Share Exchange Agreement

On July 2, 2010, the Company entered into an Exchange Agreement (the “Caledonia Exchange Agreement”) with Caledonia pursuant to which Caledonia and the Company agreed that (a) Caledonia would exchange 2,500,000 Common Shares for 90,000 Series A Preferred Stock.  Pursuant to the Registration Rights Agreement, the Company granted Caledonia piggyback registration rights and demand registration rights for the shares of Common Stock issuable upon conversion of such Series A Preferred Stock.

Caledonia Note Modification

On July 2, 2010, the Company entered into a Consolidated, Amended and Restated Promissory Note in the principal amount of $570,000 (the “New Caledonia Note”) with Caledonia pursuant to which Caledonia and the Company agreed to (a) consolidate into a single note (1) the Secured Promissory Note dated July 1, 2009, by and between the Company and Caledonia, in the original principal amount of $250,000 (“Caledonia Note 1”), and (2) the Revolving Line of Credit Promissory Note dated November 3, 2009, by and between the Company and Caledonia, in the original principal amount of $150,000 (“Caledonia Note 2,” and together with Caledonia Note 1, the “Old Caledonia Notes”), (b) extend the maturity of the Old Caledonia Notes to July 2, 2013 and (c) reduce the interest rate of the Old Caledonia Notes from 20% to 12% per annum.  The Company, Clipper and Caledonia entered into an Intercreditor Agreement dated July 2, 2010 (the “Intercreditor Agreement”) in connection with the closing of the issuance of the New Caledonia Note, pursuant to which the New Caledonia Note and the Clipper Note rank equally with respect to payment, collateral and enforcement.

In consideration of Caledonia’s agreement to consolidate, extend the maturity date of, and reduce the interest rate of, the Old Caledonia Notes, and Caledonia’s agreement to share its lien on the Company’s assets with Clipper pursuant to the Intercreditor Agreement, the Company paid Caledonia a note modification fee of $70,000, which fee is included in the principal balance of the New Caledonia Note.

The New Caledonia Note further provides that Caledonia shall have the right at any time to convert all, or any part, of the outstanding balance due thereunder into Common Stock at a conversion price of $0.10 per share (subject to adjustments in certain instances).  Pursuant to the Caledonia Registration Rights Agreement, the Company granted Caledonia piggyback registration rights and demand registration rights for the shares of Common Stock issuable upon conversion of the New Caledonia Note.

As the Company previously disclosed in a Current Report on Form 8-K filed with the SEC on July 8, 2009, Mr. Edward Murchie, a director of the Company, and Mr. Steven Snyder, the Company’s Principal Financial Officer, own interests in Caledonia.

The foregoing summary of the terms of the Caledonia Transaction and the various agreements and instruments executed in connection therewith is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report.

EXEMPTION FROM REGISTRATION

All of the securities issued in the Clipper Transaction were issued to Clipper, which is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission owing to its ownership solely by accredited investors.  The Company believes that the offer and sale of these securities is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to, among other reasons, Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission. Sales of securities to “accredited investors” are generally exempt from state regulation, though states may require the filing of notices, a fee and other administrative documentation such as consents to service of process.

All of the securities issued in the Caledonia Transaction were issued to Caledonia, which is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission owing to its ownership solely by accredited investors.  The Company believes that the offer and sale of these securities is exempt from the registration requirements of the Securities Act, pursuant to, among other reasons, Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission. Sales of securities to “accredited investors” are generally exempt from state regulation, though states may require the filing of notices, a fee and other administrative documentation such as consents to service of process.

PRESS RELEASE

A copy of the Company’s press release announcing the Clipper Transaction and the Caledonia Transaction is attached hereto as Exhibit 99.1.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Items 1.01 and 5.03 of this Current Report is incorporated in this Item 3.03 by reference.

Section 5 – Corporate Governance and Management

Item 5.01 Change in Control of Registrant.

The information provided in Item 1.01 regarding the Clipper Transaction is hereby incorporated by reference into this Item 3.02.  As a result of the Clipper Transaction, Clipper is the beneficial owner of (a) Series A Preferred Stock convertible into 9,000,000 Common Shares, (b) Warrants exercisable for 20,000,000 Common Shares and (c) the Clipper Note, convertible into 11,000,000 Common Shares, resulting in an aggregate fully-diluted ownership of 40,000,000 Common Shares.  Based solely upon information provided by the Company as of the closing of the Clipper Transaction, the Company had 20,075,001 Common Shares issued and outstanding, resulting in Clipper holding a 66.58% stake in the Company on a fully-diluted basis at the closing of the Clipper Transaction.  Following conversion of the 2,500,000 shares of Common Stock held by Caledonia pursuant to the Caledonia Exchange Agreement on July 2, 2010, the Company has 17,575,001 shares of Common Stock issued and outstanding and Caledonia holds Series A Preferred Stock and warrants exercisable for 10,500,000 shares of Common Stock, resulting in Clipper holding a 58.76% stake in the Company on a fully-diluted basis, including Caledonia’s fully-diluted share ownership.

The source of Clipper’s funds used in connection with the purchase of the Clipper Preferred Shares, the Clipper Warrants and the Clipper Note was contributions from Clipper’s members (owners), including Kenneth A. Merlau, who contributed 42.5% of such funds to Clipper.  As disclosed below in Item 5.02, Mr. Merlau is now a director of the Company and Chairman of the Board.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Clipper Transaction, five directors, James Bruno, E. A. Burkhalter, Jr., Jay M. Kaplowitz, Ashok Kaveeshwar and Benjamin Krieger, voluntarily resigned from the Board, effective as of the closing of the Clipper Transaction on July 2, 2010, and the size of the Board was reduced from seven to five.  The Company thanks Messrs. Bruno, Burkhalter, Kaplowitz, Kaveeshwar and Krieger for their dedicated service.  Edward M. Murchie and Brian H. Hajost, the Company’s President and Chief Executive Officer, continue as directors of the Company.  Pursuant to the Articles of Amendment described in Item 5.03 below, Clipper and Caledonia, as the holders of the Series A Preferred Stock, elected three new directors to the Board, also as of July 2, 2010: Kenneth A. Merlau, Mark J. Lister, and James M. Feigley.

Biographical information concerning the new directors follows:

Kenneth A. Merlau

Mr. Merlau is Chairman of Clipper, a private equity advisory company he founded in 1993.  He has extensive experience as an executive, operator, and consultant in a wide range of businesses including presently as the chairman and principal stockholder of Design House, Inc., a distributor of home building materials.  Most recently, Mr. Merlau acted as the chairman and majority shareholder of QuickSet International, Inc., a company focused on ruggedized surveillance and sensor products for the military and Homeland Security markets.  From 1980 through 2000, Mr. Merlau has been associated with numerous businesses as owner or board member, including Tamms Industries, Inc., Transo Envelopes LLC, the Isaac Group and the Peltz Group, Inc. From 1998 through May 1999, Mr. Merlau was a director of Metal Management, Inc.  From 1970 through 1980, he served as a management consultant for Touche Ross & Co. (now Deloitte & Touche LLP), where he was elected a partner in 1977.  Currently, Mr. Merlau is a member of the board of Force Protection Inc. (NASDAQ: FRPT), Northside Community Bank and Christ the King Jesuit College Preparatory High School.  Mr. Merlau also serves on the Advisory Council of the Wilmer Ophthalmological Institute of Johns Hopkins Hospital.  Mr. Merlau holds a BS degree from Purdue University and an MBA from the University of Chicago.

James M. Feigley

Mr. Feigley has served as a member of the Board of Directors of Applied Energetics, Inc. (NASDAQ: AERG) since June 2008, and as Chairman since April of 2009.  Mr. Feigley has served as President of Rock River Consulting, Inc., a defense consulting firm he founded in May 2003 after retiring from the U.S. Marine Corps.  General Feigley served as a member of the United States Marine Corps from 1972 through 2002.  He retired from the Marine Corps as a Brigadier General in 2002.  General Feigley served as Commander of the Marine Corps Systems Command from 1998 through 2002, where he was the executive authority on research, development, procurement, fielding and life cycle support for all Marine Corps ground combat, combat support and combat service support equipment, ordinance and systems.  General Feigley served as Direct Reporting Program Manager to the Assistant Secretary of the Navy, Research, Development and Acquisition Program from 1993 through 1998.  He served as Project Manager for the Headquarters, U.S. Marine Corps and Naval Sea Systems Command from 1986 through 1993.  He received a BS from the University of Wisconsin - Oshkosh in 1972 and graduated from the Army Logistics Management Center in 1982, the Marine Corps Command and Staff College in 1986 and the Defense Systems Management College in 1986.  He currently serves as an Associate Member of the Naval Research Advisory Committee.

Mark J. Lister

Mr. Lister is president of StratTechs, Inc., a consulting firm that he founded in 2006 which specializes in brokering technology within the Defense, Intelligence and Homeland Security government markets. Mr. Lister has served as a member of the Board of Directors of Applied Energetics, Inc. (NASDAQ: AERG) since June, 2009.  Mr. Lister recently completed service on the Secretary of the Navy Advisory Panel and is a former Chairman of the Naval Research Advisory Committee.  From January 1992 to June 2006, Mr. Lister was employed by the Sarnoff Corporation where he most recently served as Senior Vice President of Government Operations.  While at Sarnoff, from 2001 to 2006, Mr. Lister served as Managing Director of the Rosettex Technology and Ventures Group, a joint venture of Sarnoff Corporation and SRI International for which he was a founder, and from 1996 to 2001, Mr. Lister served as Executive Director of the National Information Display Laboratory.  From 1987 to 1992, he served as Director, Advanced Development and Applications in the Research and Development Group of the Office of the Assistant Secretary of the U.S. Air Force for Space.  Mr. Lister’s government career began at the Naval Research Laboratory where he served as a researcher in the Space Applications Branch from 1977 to 1987.  Mr. Lister has a B.S. in Electrical Engineering from Drexel University, a B.S. in Mathematics from St. Vincent College and a MEA from George Washington University.

At a Board meeting held on July 7, 2010, Mr. Merlau was elected to the position of Chairman, and the following directors were appointed to the following board committees:

Executive Committee – Messrs. Merlau, Murchie and Hajost

Audit Committee – Messrs. Murchie, Feigley and Lister

Compensation Committee – Messrs. Merlau, Feigley and Lister

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Clipper Transaction and the Caledonia Transaction, on July 2, 2010, the Company filed Articles of Amendment to the Certificate of Incorporation of the Company (the “Articles of Amendment”) with the Corporation Commission of the Commonwealth of Virginia setting forth, among other things, the designation, preferences, dividends, voting rights and other special rights of the Series A Preferred Stock. A copy of the Articles of Amendment is filed as Exhibit 3(i) to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1
Articles of Incorporation of Steelcloud, Inc., dated February 25, 1998, and effective as of February 26, 1998. (Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, Amendment No. 1, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

3.2	Articles of Amendment to the Certificate of Incorporation of Steelcloud, Inc. dated July 2, 2010
10.1	Preferred Stock and Warrant Purchase Agreement, dated July 2, 2010, by and between Steelcloud, Inc. and Clipper Investors LLC
10.2	Warrant, dated July 2, 2010, issued to Clipper Investors LLC by Steelcloud, Inc.
10.3	Note Purchase Agreement, dated July 2, 2010, by and between Steelcloud, Inc. and Clipper Investors LLC
10.4	Promissory Note, dated July 2, 2010, by Steelcloud, Inc. payable to Clipper Investors LLC
10.5
Lease Termination Agreement, dated June 30, 2010 by and between Steelcloud, Inc. and OTR, an Ohio general partnership, acting as the duly authorized nominee of the Board of the State Teachers Retirement System of Ohio

10.6
Receivable Purchase Agreement, dated July 1, 2010 by and between OTR, an Ohio general partnership, acting as the duly authorized nominee of the Board of the State Teachers Retirement System of Ohio and Clipper Investors LLC

10.7	Letter Agreement, dated July 1, 2010 by and between Clipper Investors LLC and Steelcloud, Inc.
10.8	Exchange Agreement, dated July 2, 2010, by and between Steelcloud, Inc. and Caledonia Capital Corporation
10.9	Registration Rights Agreement, dated July 2, 2010, by and between Steelcloud, Inc., Clipper Investors LLC, and Caledonia Capital Corporation
10.10	Consolidated, Amended and Restated Promissory Note, dated July 2, 2010, by Steelcloud, Inc. payable to Caledonia Capital Corporation
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCLOUD, INC.
Date: July 9, 2010
By: /s/ Brian H. Hajost
Name: Brian H. Hajost
Title: President and Chief Executive Officer